Exhibit 99.1

MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

mazars

Mazars USA LLP
501 Office Center Drive
Suite 300
Fort Washington, Pennsylvania 19034

Tel: 215.259.1000
www.mazars.us

Report Of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of MediGap Healthcare Insurance Company, LLC

Opinion on the Financial Statements

We have audited the accompanying financial statements of MediGap Healthcare Insurance Company, LLC (a Florida corporation) (the "Company"), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, shareholder's deficit, and cash flows for the years then ended, and the related notes to the financial statements (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Mazars USA LLP

We have served as the Company's auditor since 2022.

March 10, 2022

Mazars USA LLP is an independent member firm of Mazars Group.

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

BALANCE SHEETS

DECEMBER 31, 2021 AND DECEMBER 31, 2020

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$333,855	$387,383
Accounts receivable	68,535	34,375
Other receivable	-	62,027
Prepaid expense and other current assets	4,725	6,009
Employee retention credit refund receivable	318,962	-
Total current assets	726,077	489,794

Property and equipment, net	20,666	29,239
Right-of-use asset, net	307,041	454,681
Total assets	$1,053,784	$973,714

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts payable and other accrued liabilities	$157,266	$265,128
Chargeback reserve	1,287,461	625,482
Current portion of lease payable	145,311	138,287
Total current liabilities	1,590,038	1,028,897

PPP loan payable	125,200	125,200
Lease payable, less current portion	193,478	340,136
Total liabilities	1,908,716	1,494,233

Commitments and contingencies

Shareholder’s deficit	(854,932)	(520,519)
Total liabilities and Shareholder’s deficit	$1,053,784	$973,714

The accompanying notes are an integral part of these financial statements

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	December 31,	December 31,
	2021	2020
REVENUE
Revenue	$5,113,503	$5,668,107
Total revenue	5,113,503	5,668,107

OPERATING EXPENSES
Commission expense	594,900	238,925
Compensation expense	2,253,811	2,765,074
Marketing and advertising	2,010,691	2,078,035
General and administrative expenses	515,587	540,997
Depreciation and amortization	8,573	8,130
Total operating expenses	5,383,562	5,631,161

(Loss) income from operations	(270,059)	36,946

OTHER INCOME (EXPENSE)
Interest income (expense), net	(487)	(1,544)
Employee retention credit income	333,437	-
PPP loan forgiveness	125,200	-
Total other income (expense)	458,150	(1,544)

Net income	$188,091	$35,402

The accompanying notes are an integral part of these financial statements

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

STATEMENTS OF SHAREHOLDER’S DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Shareholder’s deficit

BALANCE, December 31, 2019	$(41,010)

Distributions	(514,911)

Net income	35,402

BALANCE, December 31, 2020	$(520,519)

Distributions	(522,504)

Net income	188,091

BALANCE, December 31, 2021	$(854,932)

The accompanying notes are an integral part of these financial statements

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2021 AND 2020

	December 31,	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$188,091	$35,402
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,573	8,130
Non-cash lease expense	8,006	8,904
PPP loan forgiveness	(125,200)	-
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(34,160)	66,289
Other receivable	62,027	(62,027)
Prepaid expense and other current assets	1,284	(4,789)
Employee retention credit refund receivable	(318,962)	-
Increase in:
Accounts payables and other accrued liabilities	(107,862)	34,015
Chargeback reserve	661,979	122,565
Net cash provided by operating activities	343,776	208,489

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(9,000)
Net cash used in investing activities	-	(9,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from PPP loan payable	125,200	125,200
Distributions to Shareholder	(522,504)	(514,911)
Net cash used in financing activities	(397,304)	(389,711)

Net decrease in cash	(53,528)	(190,222)
Cash at beginning of year	387,383	577,605
Cash at end of year	$333,855	$387,383

SUPPLEMENTAL DISCLOSURE OF CASH AND NON-CASH TRANSACTIONS:
Cash paid for interest	$522	$1,617

The accompanying notes are an integral part of these financial statements

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 1 – Organization and Description of Business

MediGap Healthcare Insurance Company, LLC (the “Company”) operates as an insurance agency earning commission revenue by selling bound insurance policies with all renewal rights to companies. The Company is based in Boca Raton, Florida and was founded in 2017 as a Florida Limited Liability Company.

COVID-19

There have been recent outbreaks in several countries, including the United States, of the highly transmissible and pathogenic coronavirus (“COVID-19”). The outbreak of such Covid-19 resulted in a widespread health crisis that adversely affected general commercial activity and the economies and financial markets of many countries, including the United States. Although to date, the Company has not been adversely affected by Covid-19, the measures taken by the governments of countries affected could adversely affect the Company’s business, financial condition, and results of operations.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Liquidity

As of December 31, 2021, the Company’s reported cash balance was approximately $334,000, current assets were approximately $726,000, while current liabilities were approximately $1,590,000. As of December 31, 2021, the Company had a working capital deficit of approximately $864,000 and Shareholder’s deficit of $855,000. For the year ended December 31, 2021, the Company reported net income of approximately $188,000 and positive cash flows from operations of $344,000. Management believes the company’s financial position to be reasonable and sufficient, providing ample liquidity for the foreseeable future.

Use of Estimates

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable realization, operating expense accruals, and revenue recognition.

Cash

Cash consists of checking accounts.

Accounts Receivable

Accounts receivable consists primarily of amounts due to the Company in relation to commissions owed to the Company. The Company assesses the collectability of all receivables on an ongoing basis by considering its historical credit loss experience, current economic conditions, and other relevant factors. Based on this analysis, the Company has determined that no allowance for doubtful accounts was necessary at December 31, 2021 or 2020.

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Property and Equipment

Property and equipment are stated at cost. Depreciation is recorded over the shorter of the estimated useful life or the lease term of the applicable assets using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Estimated useful lives of the Company’s Property and Equipment are as follows:

Useful Life (in years)
Furniture and equipment	7
Leasehold improvements	Shorter of the useful life or the lease term
Computer equipment	5

Income Taxes

The Company has elected to be treated as an S corporation for federal and state purposes. As an S corporation, the company is not liable for federal or state income taxes. Accordingly, no provision for federal and state income taxes have been reflected in the accompanying combined financial statements although each company is liable for state franchise taxes. Instead, the taxable income or loss of each company is allocated and taxable to the respective member.

The Company accounts for uncertainties in income taxes under the provisions of FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” (the “Subtopic”). The Subtopic clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The Subtopic prescribes a recognition threshold and measurement attitude for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Subtopic provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

At December 31, 2021 and 2020, the Company had no material unrecognized tax benefits and no adjustments to liabilities or operations were required. The 2017 through 2020 tax years generally remain subject to examination by federal and most state tax authorities.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions to the general principles in Topic 740 and simplifies other areas of the existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this pronouncement January 1, 2021, which did not have a material effect on the consolidated financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606 Revenue from Contracts with Customers, which at its core, recognizes revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services.

The following outlines the core principles of ASC 606:

Identification of the contract, or contracts, with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Identification of the performance obligations in the contract. Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

Determination of the transaction price. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

Recognition of revenue when, or as, the Company satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time, as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised good or service to the customer.

The Company earns commission revenue by selling bound insurance policies with all renewal rights to insurance marketing organizations (the “Customer”). The Customers utilize innovative actuarial models to value and price policies purchased based on future projections. Customers pay a one-time commission per policy purchased to selling agencies based on a pre-agreed formula outlined in the parties’ contractual agreement. Commission payments are subject to chargeback in the event a policy is cancelled or lapses within 3 months of a policy’s effective date or until the first three payments are received from the insured party, depending on the Customer Contract.

The Company identifies a contract when it has a binding agreement to sell issued insurance policies to the Customer.

There is one performance obligation in Customer contracts, to sell the rights in Company procured issued insurance policies to the Customer. The performance obligation is satisfied when the rights to an issued policy have been transferred to the Customer.

Transaction price is stated in a contract and is a set range of commission amounts based on each policy sold. There are two variable components to consideration received:

a)	Commissions are only earned once a policy is “Placed”, defined as, an active policy sold to the Customer where the Customer has received the initial insurance carrier payment with respect to such policy. The Company requires end-user insured parties to pay the initial premium to the insurance carrier upon issuance of a policy. Insurance carrier in turn pays Customer its initial payment soon thereafter. Thus, upon sale of an issued policy to Customer, the Company has provided a bound issued policy and ensured first premium payment has been completed by insured party. This results in virtual assurance that the Customer will receive its initial insurance carrier payment, and it is more than probable that a significant revenue reversal will not occur. The Company thus considers all policies sold to the Customer to be Placed for revenue recognition purposes.
b)	Commission revenue is subject to chargeback in full if a policy is cancelled or lapses within three months from the policy effective date or if the insured party does not make the first three payments of the policy. The Company uses historical activity as well as current factors to estimate the unconstrained variable consideration for recognition per the expected value method. A chargeback reserve liability is credited for the difference between cash consideration received and variable consideration recognized. At each reporting period, the Company remeasures the chargeback reserve liability and recognizes any change as an increase or decrease to the then current period revenue. As of December 31, 2021 and 2020, the chargeback reserve liability was $1,287,461 and $625,482.

With one performance obligation, allocation of transaction price is normally not necessary.

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

The Company recognizes revenue at a point in time when it satisfies its performance obligation and control of an insurance policy transfers to the Customer. Transfer of control occurs when the Company submits the Policy to the Customer.

Customers generally pay the Company weekly, and accruals are recorded as necessary at period end.

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred. Marketing and advertising costs were $2,010,691 and $2,078,035 for the years ended December 31, 2021 and 2020, respectively.

Concentration of Credit Risk

Cash

The Company maintains principally all cash balances in various financial institutions which, at times, may exceed the amount insured by the Federal Deposit Insurance Corporation. The exposure to the Company is solely dependent upon daily bank balances and the respective strength of the financial institutions. The Company has not incurred any losses on these accounts. At December 31, 2021 and 2020, amounts in excess of insured limits was $78,294 and $130,825, respectively.

Revenue

For the year ended December 31, 2021 one customer represented 92% of revenue, and for the year ended December 31, 2020, two customers represented 62% and 32% of revenue, respectively. No other customer accounted for more than 10% of the Company’s commission revenues for the years ended December 31, 2021 and 2020.

Accounts Receivable

For the year ended December 31, 2021, two customers accounted for 79% and 21% of accounts receivable, respectively, and for the year ended December 31, 2020, one customer accounted for 93% of accounts receivable.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators and past due securities. The standard is effective for the Company beginning July 1, 2020, including interim periods within those annual periods, the Company is currently evaluating the impact this standard will have on its financial statements.

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

Note 3 – Employee Retention Credit Refund Receivable

On March 11, 2021, President Biden signed the American Rescue Plan Act (“ARPA”). The ARPA includes several provisions, such as measures that extend and expand the employee retention credit, previously enacted under the CARES Act, through December 31, 2021. For the year ended December 31, 2021, the Company recorded an employee retention credit of $333,437 as employee retention credit income on the statements of operations, and $318,962 as an employee retention credit refund receivable on the balance sheets for the amount not received. The Company has recorded these amounts at December 31, 2021 as management believes collection is probable as the conditions in order to receive the refund have been met.

Note 4 – Property and Equipment

Property and equipment at December 31, 2021 and 2020 consisted of the following:

	December 31,	December 31,
	2021	2020
Furniture and equipment	$24,201	$24,201
Computer equipment	13,174	13,174
Leasehold improvements	9,000	9,000
Property and equipment, gross	46,375	46,375
Less accumulated depreciation	(25,709)	(17,136)
Property and equipment, net	$20,666	$29,239

Depreciation expense was $8,573 and $8,130 for the years ended December 31, 2021 and 2020, respectively.

Note 5 – Accounts Payable and Other Accrued Liabilities

Significant components of accounts payable and other accrued liabilities at December 31, 2021 and 2020 were as follows:

	December 31, 2021	December 31, 2020

Accounts payable	$35,500	$144,351
Accrued expenses	77,301	79,270
Accrued credit card payables	44,465	41,507
	$157,266	$265,128

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Note 6 – PPP Loan Payable

On April 29, 2020, the Company entered into a loan agreement with Idaho First Bank for a loan of $125,200 pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. This loan was evidenced by a promissory note dated April 29, 2020 and matures two years from the disbursement date. This loan bore interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest were payable monthly commencing seven months after the disbursement date and could be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contained customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender may require immediate repayment of all amounts outstanding under the note. Payments must be paid on the 1st day of each month.

Under the terms of the PPP, up to the entire amount of principal and accrued interest may be forgiven to the extent loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration (“SBA”) under the PPP. The Company has used the entire loan amount for designated qualifying expenses, and on April 30, 2021, the loan balance and accrued interest outstanding were forgiven in full.

On February 2, 2021, the Company entered into a loan agreement with Idaho First Bank for a second loan of $125,200 pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. This loan is evidenced by a promissory note dated February 2, 2021 and matures two years from the disbursement date. This loan bears interest at a rate of 1.00% per annum, with the first six months of interest deferred. Principal and interest are payable monthly commencing seven months after the disbursement date and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. This loan contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the loan. Upon the occurrence of an event of default, the lender may require immediate repayment of all amounts outstanding under the note. Payments must be paid on the 1st day of each month. As of December 31, 2021, the Company has repaid a total of $0 on this loan.

Note 7 – Leases

Operating lease

ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. The standard requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease, initially measured at the present value of the lease payments. The Company’s lease consists of an operating lease on office space with a related party, Rotelli Pizza and Pasta, Inc. From September 1, 2020 through December 31, 2021 the Company subleased a portion of the office space to a related party of the Company.

Lease expense, net of sublease income, for the years ended December 31, 2021 and 2020 was $133,158 and $152,996, respectively.

In accordance with ASU 2016-02, right-of-use assets are amortized over the life of the underlying lease. As of December 31, 2021 and 2020, the Company reflected a right of use asset of $307,041 and $454,681, respectively.

As of December 31, 2021, the weighted average remaining lease term for the operating leases is 2.00 years. The Company has adopted the practical expedient under FASB ASC 842-10-65-6 “Leases” and uses a published risk-free rate as the discount rate. The weighted average discount rate for the operating lease is 2.82%.

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MEDIGAP HEALTHCARE INSURANCE COMPANY, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Future minimum lease payment under the operating lease consisted of the following:

Future Minimum Lease Payments
2022	$166,222
2023	182,843
Total undiscounted lease payments	349,065
Less: imputed interest	(10,276)
Present value of lease payable	$338,789

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows, and accordingly, no legal contingencies are accrued as of December 31, 2021 and 2020. Litigation relating to the insurance brokerage industry is not uncommon. As such the Company, from time to time have been, subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

NOTE 9 – RELATED PARTIES

During 2021 and 2020, related parties, family members of the Sole Shareholder, Joseph Billoti, received compensation in the amount of $415,580 and $292,557, respectively.

In 2018, the Company entered into a related party lease agreement with an entity owned by a family member of the Sole Shareholder, incurring $151,352 and $150,000 of rent expense in 2021 and 2020, respectively, and additionally, the entity received $32,4200 and $31,750 of compensation in 2021 and 2020, respectively, for bookkeeping services.

During 2021 and 2020, related parties, entities owned by COO, Kyle Perine, received compensation in the amount of $188,700 and $169,200, respectively. Additionally, an entity owned by the COO received commissions of $40,192 and $0, respectively, for the years ended December 31, 2021 and 2020.

During 2021 and 2020, the Company received recorded cash receipts of revenues belonging to T65 Solutions, an entity owned by an executive employee of the Company. As of December 31, 2021, no amounts were owed to or from the affiliate. As of December 31, 2021 and 2020, the Company had amounts receivable from T65 Solutions of $0 and $62,027, respectively.

NOTE 10 – SUBSEQUENT EVENTS

The Company has completed an evaluation of all subsequent events through March 10, 2022 the date the financial statements were available to be issued, to ensure that this report includes appropriate disclosure of events both recognized in the December 31, 2021 financial statements and events which have occurred but were not recognized in the financial statements. The Company has concluded that no subsequent event has occurred that requires disclosure.

On January 10, 2022, the Company entered into an agreement with Reliance Global Group, Inc. (“RGG”) pursuant to which RGG purchased all of the assets of the Company for a purchase price in the amount of $20,096,250 consisting of payments of $18,138,750 in cash and issuances of 606,037 shares of RGG’s restricted common stock.

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